Exhibit 10.1

Separation Agreement and Release

This Separation Agreement and Release (this “Agreement”), dated March 22, is entered into by and between Open Lending Corporation, a Delaware corporation (the “Company”), and Keith Jezek (the “Executive”).

WHEREAS, the Executive, and the Company entered into an Employment Agreement dated as of October 6, 2022 (the “Employment Agreement”);

WHEREAS, the Executive’s employment with the Company terminated effective as of March 22, 2024 (the “Separation Date”);

WHEREAS, the Executive and the Company desire to resolve and settle any and all claims that Executive has or may have against the Releasees (as defined below), including claims arising from any aspect of the Executive’s employment with the Company or any of its subsidiaries, or the termination of the employment relationship.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Termination of Employment. The Executive’s employment with the Company and its subsidiaries terminated as of the Separation Date as a result of the Executive’s voluntary resignation other than for Good Reason (as defined in the Employment Agreement). The parties acknowledge and agree that the Executive provided a Notice of Termination (as defined in the Employment Agreement) on the Separation Date in accordance with Section 3(f) of the Employment Agreement, and that, pursuant to Section 3(g) of the Employment Agreement, the Date of Termination for purposes of the Separation Agreement shall be the Separation Date; provided, however, that the Company shall (i) continue to pay the Executive’s Base Salary (as defined in the Employment Agreement) for the 30-day period following the Separation Date, (ii) continue to pay the Executive’s sales commission for non-sales employees of the Company for the 30-day period following the Separation Date, and (iii) vest the portion of the Initial Equity Award (as defined in the Employment Agreement) that would have vested within the 30-day period following the Separation Date, in each case, less tax-related deductions and withholdings (the obligations in clauses (i)-(iii), the “Pay in Lieu of Notice Payments”). In accordance with Section 4(a) of the Employment Agreement, the Executive is entitled to the Accrued Benefits (as defined in the Employment Agreement). The parties acknowledge and agree that, other than the Pay in Lieu of Notice Payments and the Accrued Benefits, the Executive is not entitled to compensation of benefits as a result of his voluntary resignation other than for Good Reason absent this Agreement becoming effective and irrevocable. In accordance with Section 1(b) of the Employment Agreement, effective as of the Separation Date, the Executive was deemed to have resigned from all officer and board members positions that the Executive holds with the Company or any of its subsidiaries and affiliates.

2. Severance Pay and Benefits. Notwithstanding that, other than the Pay in Lieu of Notice Payments and the Accrued Benefits, the Executive is not entitled to any additional compensation or benefits as a result of the Executive’s voluntary resignation other than for Good Reason, provided that the Executive timely signs and does not timely revoke this Agreement, and complies at all times with this Agreement, the Company will provide the Executive with the Sevarance Pay and Benefits (as defined in the Employment Agreement), payable in accordance with the terms set forth in Section 4(c) of the Employment Agreement.

3. General Release of Claims. The Executive, on behalf of the Executive, the Executive’s spouse, heirs, administrators, representatives, executors, successors, assigns, and all other persons claiming through the Executive (collectively, “Releasors”), does hereby voluntarily, knowingly, and willingly release, waive, and forever discharge the Company, together with each of its past, present and future owners, parents, subsidiaries and affiliates, together with each of their current, former and future directors, officers, partners, agents, members, managers, insurers, employees, trustees, stockholders, investors, joint ventures, representatives, and attorneys, and each of their respective subsidiaries, affiliates, estates, predecessors, successors and assigns, both individually and in their official capacities (each, individually, a “Releasee” and collectively, the “Releasees”) from, and does fully waive any obligations of any of the Releasees to Releasors for, any and all rights, actions, charges, causes of action, demands, damages, claims for relief, complaints, remuneration, sums of money, losses, suits, debts, covenants, contracts, agreements, promises, obligations, demands, accounts, expenses (including attorneys’ fees and costs) and liabilities of any kind whatsoever, whether known or unknown, in law or in equity, contingent or absolute (collectively, “Claims”), which the Executive or any of the other Releasors ever had, now has, or may hereafter claim to have by reason of any matter, cause, act, omission or thing whatsoever: (a) arising from the beginning of time through the date the Executive executes this Release, including but not limited to, any such Claims (i) arising out of or relating in any way to the Executive’s employment with the Company or any other Releasee, (ii) arising out of or relating to tort, fraud or defamation, and (iii) arising under any federal, local or state statute or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (“ADEA”), the Americans with Disabilities Act of 1990, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, the Texas Labor Code (including, but not limited to, the Texas Payday Law and Chapter 21 of the Texas Labor Code, and Texas Commission of Human Rights Act), and the Texas Whistleblower Act, each as amended and including each of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (b) arising out of or relating to the termination of the Executive’s employment; or (c) arising under or relating to any policy, agreement, understanding, or promise, written or oral, formal or informal, between the Company or any other Releasee and the Executive, including the Employment Agreement.

4. Exceptions to General Release of Claims.

(a) Nothing contained in this Agreement will in any way diminish or impair: (i) any Claims the Executive may have that cannot be waived under applicable law; (ii) the Executive’s rights under this Agreement; (iii) the Executive’s right to challenge the validity of the release of ADEA claims set forth in this Agreement; (iv) any rights the Executive may have to vested benefits under employee benefit plans; (v) any rights Executive may have from time to time to indemnification as provided in the Company’s certificate of incorporation, bylaws, each as amended, or any indemnification agreement between the Company and the Executive; (vi) Executive’s right to COBRA or unemployment insurance benefits; or (vii) any rights Executive may have in respect of any shares or other vested equity interests Executive holds in the Company or its subsidiaries.

(b) Pursuant to 18 U.S.C. §1833(b), the Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company or any of its affiliates that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Executive’s attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, if the Executive (1) files any document containing the trade secret under seal, and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement the Executive has with the Company or any of its affiliates is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement or arrangement that the Executive has with the Company shall prohibit or restrict the Executive from making any voluntary disclosure of information or documents to any governmental agency or legislative body, any self-regulatory organization, the legal department of the Company, and/or pursuant to the Dodd-Frank Act or Sarbanes-Oxley Act, in each case, without prior notice to the Company.

5. Other Payments and Benefits. The Executive acknowledges and agrees that the Company and the other Releasees have fully satisfied any and all obligations owed to the Executive arising out of or relating to Executive’s employment with the Company or any of the other Releasees, and no further sums, payments or benefits are owed to the Executive by the Company or any of the other Releasees arising out of or relating to the Executive’s employment with the Company or any of the other Releasees, except as expressly provided in this Agreement.

6. Restrictive Covenants. The Executive hereby reaffirms the Continuing Obligations (as defined in the Employment Agreement) and acknowledges and agrees that the Continuing Obligations remain in full force and are incorporated by reference as if set forth herein and executed on the date hereof. The Executive acknowledges and agrees that the Company’s obligations to provide the Severance Pay and Benefits are contingent on the Executive complying with the Continuing Obligations. The Executive understands and agrees that if the Executive materially violates any of the Continuing Obligations, in addition to the Company’s right to recover from the Executive any damages arising out of such violation and any other claims and/or remedies for breach of contract or otherwise that may be available at law or in equity: (a) the Company shall be entitled to receive an injunction without bond to restrain any such violation or further violation; and (b) if the violation either is not or cannot be cured, the Company shall not be obligated to pay the Executive any outstanding amount of the Severance Pay and Benefits.

7. Governing Law. This is a Texas contract and shall be construed under and be governed in all respects by the laws of the State of Texas, without giving effect to the conflict of laws principles of such State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Fifth Circuit.

8. Legally Binding. The terms of this Agreement contained herein, including, but not limited to, the “whereas” clauses, are contractual, and not a mere recital.

9. No Admission of Wrongdoing. Nothing herein shall be deemed to constitute an admission of wrongdoing by the Executive or any of the Releasees. Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

10. Counterparts. The Executive agrees that this Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one agreement. Execution via DocuSign or a similar service, or scanned image shall have the same force and effect as execution of an original, and an electronic or scanned image of a signature shall be deemed an original and valid signature.

11. Each Party the Drafter. This Agreement, and the provisions contained in it, shall not be construed or interpreted for, or against, any party because that party drafted or caused that party’s legal representatives to draft any of its provisions. The Executive agrees that the terms of this Agreement, including the economic terms, have been individually negotiated.

12. Amendments; Successors and Assigns; Invalidity. This Agreement may not be modified except in writing, signed by the Executive and by a duly authorized officer of the Company. This Agreement shall be binding upon the Executive’s heirs and personal representatives, and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions shall nonetheless remain in full force and effect.

13. Attorney Consultation; Voluntary Agreement. The Executive acknowledges that (a) the Company has advised the Executive to consult with an attorney of the Executive’s own choosing before signing this Agreement, (b) the Executive has been given the opportunity to seek the advice of counsel, (c) the Executive has carefully read and fully understands all of the provisions of this Agreement, including the General Release of Claims in Section 3, (d) the Executive is entering into this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration to which the Executive is not otherwise entitled, including the Severance Pay and Benefits, and (e) the Executive has the full power, capacity and authority to enter into this Agreement.

14. Execution and Revocation. The Executive acknowledges that the Executive has been given 21 calendar days from the date of this Agreement to consider the terms of this Agreement, although the Executive may sign it sooner. The Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original 21 calendar day consideration period. The Executive will have seven calendar days from the date on which Executive signs this Agreement to revoke the Executive’s consent to the terms of this Agreement by providing notice to the Company in accordance with Section 16 of the

Employment Agreement. In the event of such revocation by the Executive, this Agreement will not become effective and the Executive will not have any rights to the Severance Pay and Benefits. Provided that the Executive does not revoke this Agreement within such seven calendar day period, this Agreement will become effective on the eighth calendar day after the date on which the Executive signs this Agreement.

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IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the date written below.

Keith Jezek		Open Lending Corporation

/s/ Keith Jezek		By:	/s/ Jessica Buss

		Name:	Jessica Buss

		Title:	Chairman, Board of Directors

Dated:	March 22, 2024	Dated:	March 22, 2024

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